- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        JEAN PHILIPPE FRAGRANCES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
     22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------

(5) Total fee paid:
- --------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
- --------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------

(3) Filing Party:
- --------------------------------------------------------------------------------

(4) Date Filed:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         JEAN PHILIPPE FRAGRANCES, INC.
                                551 FIFTH AVENUE
                            NEW YORK, NEW YORK 10176

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON

                                 JULY 21, 1995

TO THE STOCKHOLDERS:

     Notice is hereby given that the annual meeting of stockholders (the 'Annual Meeting') of Jean Philippe Fragrances, Inc. (the 'Company') has been called for and will be held at 10:00 A.M., New York City Time, on Friday, July 21, 1995, at the offices of the Company, 551 Fifth Avenue, New York, New York 10176 for the following purposes:

          1. To elect a Board of Directors consisting of five (5) directors to hold office until the next Annual Meeting and until their successors shall have been elected and qualify;

          2. To approve the adoption of the Company's 1994 Nonemployee Director Supplemental Stock Option Plan;

          3. To ratify the appointment by the Board of Directors of Richard A. Eisner & Company, to serve as the independent certified public accountants for the current fiscal year; and

          4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 21, 1995 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 551 Fifth Avenue, New York, New York 10176, for ten (10) days prior to July 21, 1995.

                                              By Order of the Board of Directors

                                                              Joseph A. Caccamo,
                                                                       Secretary

Dated: June 22, 1995

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                         JEAN PHILIPPE FRAGRANCES, INC.

                                PROXY STATEMENT

                                    GENERAL

     This proxy statement is furnished by the Board of Directors of Jean Philippe Fragrances, Inc., a Delaware corporation (the 'Company'), with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on July 21, 1995 and at any adjournments thereof (the 'Annual Meeting'). This proxy statement will be mailed to stockholders beginning approximately June 22, 1995. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by a stockholder voting in person at the Annual Meeting.

     All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of five (5) directors; FOR the approval of the Company's 1994 Nonemployee Director Supplemental Stock Option Plan; and FOR the ratification of the selection by the Board of Directors of Richard A. Eisner & Company, as the independent certified public accountants of the Company.

     A copy of the annual report of the Company for fiscal year ended December 31, 1994, which contains financial statements audited by the Company's independent certified public accountants, accompanies this proxy statement.

     The cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on June 21, 1995 as the record date (the 'Record Date') for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

     As of the Record Date, 10,009,981 shares of the Company's common stock, $.001 par value per share ('Common Stock') are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders. The Company also has 1,000,000 shares of Preferred Stock, $.001 par value per share authorized, none of which are outstanding.

     Management of the Company has been informed that the affiliates of the Company intend to vote in favor of the proposals contained herein, and therefore, such proposals are likely to pass. Management knows of no business other than that specified in Items 1 through 3 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock:

                                                     AMOUNT OF      APPROXIMATE
                NAME AND ADDRESS                     BENEFICIAL       PERCENT
               OF BENEFICIAL OWNER                  OWNERSHIP(1)     OF CLASS
- -------------------------------------------------   ------------    -----------
                                                      3,313,736(2)      31.4%
Jean Madar
  c/o Inter Parfums, S.A.
  4, Rond Point Des Champs Elysees
  75008 Paris, France
                                                      2,956,736(3)      27.8%
Philippe Benacin
  c/o Inter Parfums, S.A.
  4, Rond Point Des Champs Elysees

  75008 Paris, France
                                                        651,200          6.5%
Axa Assurances(4),
  I.A.R.D. Mutuelle, et al.
  101-100 Terrasse Boieldieu
  92042 Paris La Defense, France

- ------------
(1)  All shares of Common Stock are directly held unless otherwise stated.
(2) Consists of 2,768,049 shares held directly and options to purchase 545,687 shares of Common Stock.
(3) Consists of 2,318,049 shares held directly and options to purchase 638,687 shares of Common Stock.
(4) In accordance with a Joint Statement on Schedule 13G Amendment no. 2 received by the Company under cover dated February 10, 1995, Axa Assurances I.A.R.D. Mutuelle together with four (4) affiliated French mutual insurance companies, as group, AXA and The Equitable Insurance Companies and their subsidiaries, all disclaim beneficial ownership of the shares of Common Stock attributed to them. Alliance Capital Management, L.P. claims beneficial ownership solely for investment purposes on behalf of client discretionary advisory accounts.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

GENERAL

     The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. The Board of Directors consisted of five (5) persons during the fiscal year ended December 31, 1994 ('Fiscal 1994') and five (5) nominees for the Board are put forth before the stockholders for the 1995 Annual Meeting.

     The present directors who are all up for re-election, were elected by the stockholders at the Company's last annual meeting of stockholders held in July 1994, except for Mr. Russell Greenberg, who was appointed to the Board in February, 1995. Mr. Saul Resnik, formerly a director of the Company, died in November 1994.

     The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. See 'Executive Compensation-Employment Agreements'. There are no family relationships between executive officers or directors of the Company. However, Jaime Resnik, an Executive Vice President, was the son of Mr. Saul Resnik, formerly a director of the Company, who died in November 1994.


     Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn and Joseph A. Caccamo are nominees for election as directors. Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although certain directors are not involved in day-to-day operating details, members of the Board are kept informed of the Company's business by various reports and documents made available to them. The Board of Directors held seventeen (17) meetings, including meetings of committees of the full Board (or executed consents in lieu thereof) in Fiscal 1994, and all of the directors attended at least 75% of the meetings of the Board and committee meetings of which they were a member. The Board of Directors has the following standing committees: audit committee (to review the results of the audits performed by the Company's independent accountants, as well as reviewing recommendations, if any, made by the independent accountants), the stock option committee (to administer the Company's stock option plans) and the executive compensation committee, which oversees the compensation of executives of the Company. During Fiscal 1994 and until the death of Mr. Resnik, the stock option committee consisted of Messrs. Resnik and Heilbronn; the Audit Committee consisted of Messrs. Resnik and Caccamo; and the Executive Compensation Committee consisted of Messrs. Resnik, Heilbronn and Caccamo.

     In Fiscal 1994, the stock option committee held six (6) meetings (or executed consents in lieu thereof), but the audit committee did not hold any formal meetings. However, Mr. Caccamo, on behalf of audit committee, met with the Company's independent certified public accountants to discuss the process and results of the audit. Additionally in Fiscal 1994, the executive compensation committee held three (3) meetings. See 'Compensation Committee Interlocks and Insider Participation' and 'Report on Executive Compensation,' infra.

     The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by the executive officers and directors of the Company and the directors and officers of the Company as a group:

                                                                 AMOUNT OF          APPROXIMATE
                      NAME AND ADDRESS                           BENEFICIAL           PERCENT
                     OF BENEFICIAL OWNER                        OWNERSHIP(5)         OF CLASS
- -------------------------------------------------------------   ------------       -------------
Jean Madar                                                        3,313,736(6)         31.4%
c/o Inter Parfums, S.A.
4, Rond Point Des Champs Elysees
75008 Paris, France


Philippe Benacin                                                  2,956,736(7)         27.8%
c/o Inter Parfums, S.A.
4, Rond Point Des Champs Elysees
75008 Paris, France

                                                                 AMOUNT OF          APPROXIMATE
                      NAME AND ADDRESS                           BENEFICIAL           PERCENT
                     OF BENEFICIAL OWNER                        OWNERSHIP(5)         OF CLASS
- -------------------------------------------------------------   ------------       -------------

Russell Greenberg                                                    28,500(8)     Less than 1%
c/o Jean Philippe Fragrances, Inc.
551 Fifth Avenue
New York, NY 10176

Francois Heilbronn                                                    7,500(9)     Less than 1%
12 Rue Pierre Leroux
75007 Paris, France

Bruce Elbilia                                                        56,500(10)    Less than 1%
c/o Jean Philippe Fragrances, Inc.
551 Fifth Avenue
New York, NY 10176

Wayne C. Hamerling                                                   64,500(11)    Less than 1%
c/o Jean Philippe Fragrances, Inc.
551 Fifth Avenue
New York, NY 10176

Joseph A. Caccamo                                                    23,500(12)    Less than 1%
230 Park Avenue--31st fl.
New York, NY 10169

Terrence H. Augenbraun                                               19,834(13)    Less than 1%
c/o Jean Philippe Fragrances, Inc.
551 Fifth Avenue
New York, NY 10176

Jaime Resnik                                                         16,000(14)    Less than 1%
c/o Jean Philippe Fragrances, Inc.
551 Fifth Avenue
New York, NY 10176

All Directors and Officers                                        6,395,506(15)        56.3%
as a Group (9 Persons)

- ------------

(5)  All shares of Common Stock are directly held unless otherwise stated.
(6) Consists of 2,768,049 shares held directly and options to purchase 545,687 of Common Stock.
(7) Consists of 2,318,049 shares held directly and options to purchase 638,687 shares of Common Stock.
(8)  Consists of options to purchase 28,500 shares of Common Stock.
(9) Consists of 4,500 shares held directly and options to purchase 3,000 shares of Common Stock.
(10) Consists of 24,000 shares held directly and options to purchase 31,000 shares of Common Stock.
(11) Consists of 27,000 shares held directly and options to purchase 37,500 shares of Common Stock.
(12) Consists of options to purchase 23,500 shares of Common Stock.
(13) Consists of 1,334 shares held directly and options to purchase 18,500 shares of Common Stock.
(14) Consists of options to purchase shares of Common Stock.
(15) Consists of 5,052,932 shares held directly and options to purchase 1,342,874 shares of Common Stock.

     The following sets forth biographical information as to the business experience of each nominee for director, and for executive officers, for at least the past five (5) years.

  Jean Madar

     Jean Madar, age 34, a Director, has been the Chairman of the Board of Directors (since inception), and a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in January 1994 he became Director General of Inter Parfums; and was previously the managing director of Inter Parfums, from September 1983 until June 1985. At Inter Parfums, he was the marketing director, with the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

  Philippe Benacin

     Mr. Benacin, age 36, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, has been the President of Inter Parfums for more than the past five (5) years. Mr. Benacin graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

  Russell Greenberg

     Mr. Greenberg, age 38, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Since graduating from The Ohio State University in 1980, he has been employed in public accounting. From July 1987 through June 1992, he was employed by Richard A. Eisner & Company, the independent accountants of the Company.

  Francois Heilbronn

     Mr. Heilbronn, age 34, a Director, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently working as a consultant for the firm of M.M. Friedrich, Heilbronn & Fiszer, of which he is a partner. He was formerly employed by The Boston Consulting Group, Inc. from 1986 through 1991 as a management consultant. He graduated from Institut D' Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

  Joseph A. Caccamo

     Mr. Caccamo, age 40, a director, has been a practicing attorney since 1981. From May 1987 through February 1991, he was an associate of Parker Chapin Flattau & Klimpl, New York City, and from February 1991 through August 1991, he was of counsel to Brandeis, Bernstein & Wasserman, New York City. In September 1991 he founded Joseph A. Caccamo Attorney at Law, P.C., which is counsel to the Company. He is also a director of Hydron Technologies, Inc., a company primarily engaged in the development of cosmetic/personal care products, which has its common stock listed on The Nasdaq Stock Market.

  Bruce Elbilia

     Mr. Elbilia, age 35, Executive Vice President joined the Company in June 1986 as the national sales director, and from that time until 1994, he was in charge of the Company's marketing efforts. In 1994 Mr. Elbilia became head of international sales and marketing for Jean Philippe, and has expanded Jean Philippe's export sales to South America, the Middle East and Eastern Europe. He is also overseeing the startup of the Company's newest subsidiary, Jean Philippe do Brasil, Ltda. Mr. Elbilia received a Bachelor of Business Administration degree, with a major in International Business/Marketing from George Washington University in Washington, D.C., which he attended from 1977-1981.

  Wayne C. Hamerling

     Mr. Hamerling, age 38, was Vice-President, Sales, from May 1987 through April 1993, when he became Executive Vice President. Mr. Hamerling has over fourteen (14) years experience in the fragrance and cosmetic business. From 1980-1983 he was employed by Rite Aid Drug Stores; from 1983-1985, he was the Senior Buyer for Valley Fair Stores, and from 1985 through May 1987, he was the national sales manager for Happy Valley Fragrances.

  Terrence H. Augenbraun

     Mr. Augenbraun, age 50, who became an Executive Vice President of the Company in June 1994, is in charge of the Company's Premier Fragrances division,

which markets name brand fragrances and cosmetics domestically. Mr. Augenbraun has been in the fragrances and cosmetics business for more than the past five
(5) years, and from 1992 through June 1994, he was the manager of the Prince Matchabelli Division of Chesebrough-Ponds. From 1991 to 1992 he was an Executive Vice President of Del Labs, a cosmetics concern in charge of new product marketing. He was formerly the Chief Operating Officer of Lasale 10, a fragrance and cosmetic concern, from 1989 through 1991, and from 1982 through 1989, he was the Vice President of Marketing for the cosmetics group of Chesebrough-Pond's with $160,000,000 in annual sales.

  Jaime Resnik

     Mr. Resnik, age 34, became an Executive Vice President in July 1994, and is in charge of operations. He joined the Company in April 1992 as Operations Manager in charge of production and planing. From October 1988 through April 1991, Mr. Resnik was the Licensing Audit Manager for Jordache Enterprises, with responsibility for auditing approximately thirty (30) licensees with sales in excess of $250,000,000. From April 1991 through April 1992, Mr. Resnik was the Director of International Licensing for Jordache Enterprises, with responsibility for overseeing the licensing activities of approximately fifty
(50) licensees world wide. Mr. Resnik graduated with honors from the University of Miami in 1983 with a B.A. in management.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's Chief Executive Officer and each of the four
(4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal years ended December 31, 1994, December 31, 1993 and December 31, 1992:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM AWARDS
                                                  ANNUAL COMPENSATION                   ---------------------------
                                    ------------------------------------------------    SECURITIES
            NAME AND                                                  OTHER ANNUAL      UNDERLYING      ALL OTHER
       PRINCIPAL POSITION           YEAR    SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION
- ---------------------------------   ----    ---------    --------    ---------------    ----------    -------------
Jean Madar,                         1994(16)   133,250      -0-          905,225(17)      100,000          -0-
  Chairman of the Board             1993       230,800      -0-             -0-           100,000          -0-
  and Director General              1992        84,210    185,984         47,400(18)      295,687          -0-
  of Inter Parfums
Philippe Benacin,(19)               1994(20)    81,360      -0-           28,205(21)      100,000          -0-
  Chief Executive Officer,          1993        78,000      -0-           34,100(22)      100,000          -0-
  President and President of        1992        81,600      -0-           33,700          295,687          -0-
  Inter Parfums
Bruce Elbilia,                      1994(23)   158,500      3,500         31,124(24)        4,000          -0-

  Executive Vice President          1993       138,000      3,000        740,254(25)        6,500          -0-
                                    1992       124,000      -0-           84,384(26)       16,500          -0-
Wayne C. Hamerling,                 1994(27)   155,949      3,500         66,106(28)        4,000          -0-
  Executive Vice President          1993       140,639      3,000         52,784(29)        6,500          -0-
                                    1992       121,690      7,000        157,712(30)       16,500          -0-
Russell Greenberg,                  1994(31)   153,500      4,750            960(32)        4,000          -0-
  Executive Vice President and      1993       126,294      3,000        146,563(33)        6,500          -0-
  Chief Financial Officer           1992        67,083      -0-             -0-            28,500          -0-

- ------------
(16) As of December 31, 1994, Mr. Madar held 2,768,049 restricted shares of Common Stock, with an aggregate value of $20,760,367 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $7.50 on December 31, 1994.
(17) Consists of noncash compensation attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock acquired upon the exercise of stock options.
(18) Consists of $30,000 ($2,500 per month) for lodging expenses, $10,400 ($200 per week) for a nonaccountable expense allowance and $7,000 for automobile expenses.
(19) Mr. Benacin was elected President of the Company in January 1994. Compensation figures for Mr. Benacin are approximate, as he is paid in French francs, and conversion into U.S. dollars was made at the average exchange rates prevailing during the respective periods.
(20) As of December 31, 1994, Mr. Benacin held 2,318,049 restricted shares of Common Stock, with an aggregate value of $17,385,367 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $7.50 on December 31, 1994.
(21) Consists of approximately $2,170 for automobile expenses and $26,035 for lodging expenses.
(22) Consists of approximately $8,300 for automobile expenses and $25,800 in lodging expenses.
(23) As of December 31, 1994, Mr. Elbilia held 30,000 restricted shares of Common Stock, with an aggregate value of $225,000 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $7.50 on December 31, 1994.
(24) Consists of selling commissions.
(25) Consists of selling commissions equal to $22,159; and noncash compensation of $718,095 attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock acquired upon the exercise of stock options.
(26) Consists of selling commissions equal to $39,928 and noncash compensation of $44,456 attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock of a stock option.
(27) As of December 31, 1994, Mr. Hamerling held 27,000 restricted shares of Common Stock, with an aggregate value of $202,500 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $7.50 on December 31, 1994.
(28) Consists of selling commissions equal to $62,749 and noncash compensation of $3,357 equal to the value of personal use of a Company leased automobile.
(29) Consists of selling commissions equal to $41,784; and noncash compensation of $11,000 equal to the value of personal use of a Company leased automobile.
(30) Consists of selling commissions equal to $77,570; noncash compensation of $66,975 attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock of a stock option; and $10,167 equal to the value of personal use of a Company leased automobile.
(31) As of December 31, 1994 Mr. Greenberg held no shares of restricted Common Stock.
(32) Consists of noncash compensation of $960 equal to the value of personal use of a Company leased automobile.
(33) Consists of noncash compensation attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock acquired upon the exercise of stock options.

     The following table sets forth certain information relating to stock option grants during Fiscal 1994 to the Company's Chief Executive Officer and each of the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal year ended December 31, 1994:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                POTENTIAL REALIZED VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                                      OF STOCK PRICE
                                   INDIVIDUALIZED GRANTS                                       APPRECIATION FOR OPTION TERM
- --------------------------------------------------------------------------------------------   ----------------------------
                                         NUMBER OF     % OF TOTAL
                                        SECURITIES    OPTIONS/SARS    EXERCISE
                                        UNDERLYING     GRANTED TO     OR BASE
                                          OPTIONS     EMPLOYEES IN     PRICE      EXPIRATION
                 NAME                   GRANTED (#)   FISCAL YEAR      ($/SH)        DATE           FIVE (5%) PERCENT
- --------------------------------------  -----------   ------------   ----------   ----------   ----------------------------
Jean Madar............................    100,000          31.7%       $ 7.00      10/31/99              $193,000
Philippe Benacin......................    100,000          31.7%       $ 7.00      10/31/99              $193,000
Russell Greenberg.....................      4,000           1.3%       $ 7.00      10/31/99              $  8,000
Bruce Elbilia.........................      4,000           1.3%       $ 7.00      10/31/99              $  8,000
Wayne Hamerling.......................      4,000           1.3%       $ 7.00      10/31/99              $  8,000

                                           POTENTIAL REALIZED VALUE
                                            AT ASSUMED ANNUAL RATES
                                                 OF STOCK PRICE
                                        APPRECIATION FOR OPTION TERM
                                        ----------------------------
                 NAME                        TEN (10%) PERCENT
- --------------------------------------  ----------------------------
Jean Madar............................            $427,000

Philippe Benacin......................            $427,000
Russell Greenberg.....................            $ 17,000
Bruce Elbilia.........................            $ 17,000
Wayne Hamerling.......................            $ 17,000

     The foregoing table does not include options granted in Fiscal 1994 as replacements for, and repricings of, options previously granted in prior fiscal years. See the table entitled, 'Option Repricings Since February 4, 1988,' infra, which contains detailed information with respect to the granting of such replacement options.

     In addition, during Fiscal 1994 Inter Parfums granted stock options to Jean Madar, Philippe Benacin and Russell Greenberg to acquire 8,000, 8,000 and 1,000 shares, respectively, at the exercise price of 72 French francs per share. See
Item 13, 'Certain Relationships and Related Party Transactions,' infra.

     The following table sets forth certain information relating to option exercises effected during Fiscal 1994, and the value of options held as of such date by each of the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal year ended December 31, 1994:

                   AGGREGATE OPTION EXERCISES FOR FISCAL 1994
                           AND YEAR END OPTION VALUES

                                                                         NUMBER OF UNEXERCISED    VALUE(34) OF UNEXERCISED
                                                                          OPTIONS AT DECEMBER     IN-THE-MONEY OPTIONS AT
                                                                             31, 1994 (#)          DECEMBER 31, 1994 ($)
                                                                         ---------------------    ------------------------
                                      SHARES ACQUIRED     VALUE ($)          EXERCISABLE/               EXERCISABLE/
               NAME                     ON EXERCISE      REALIZED(35)        UNEXERCISABLE             UNEXERCISABLE
- -----------------------------------   ---------------    ------------    ---------------------    ------------------------
Jean Madar.........................        93,000          $905,225            495,687/0                $ 275,969/$0
Philippe Benacin...................         -0-               -0-              588,687/0                $ 797,563/$0
Russell Greenberg..................         -0-               -0-               24,000/0                $  14,000/$0
Bruce Elbilia......................         -0-               -0-               27,000/0                $  16,500/$0
Wayne C. Hamerling.................         -0-               -0-               33,000/0                $  38,500/$0

- ------------
(34) Total value of unexercised options is based upon the fair market value of the Common Stock as reported by the Nasdaq Stock Market of $7.50 on December 31, 1994.
(35) Value realized in dollars is based upon the difference between the fair market value of the Common Stock on the date of exercise, and the exercise price of the option.

     The following table sets forth certain information regarding repricings of options held by all executive officers since the Company became a publicly held company.

                    OPTION REPRICINGS SINCE FEBRUARY 4, 1988

                                           NUMBER OF                                                      LENGTH OF
                                           SECURITIES                                                      ORIGINAL
                                           UNDERLYING    MARKET PRICE      EXERCISE                      OPTION TERM
                                            OPTIONS      OF STOCK AT        PRICE                        REMAINING AT
                                            REPRICED       TIME OF        AT TIME OF                       DATE OF
                                               OR        REPRICING OR    REPRICING OR    NEW EXERCISE    REPRICING OR
            NAME                 DATE      AMENDED(#)    AMENDMENT($)    AMENDMENT($)      PRICE($)       AMENDMENT
- ----------------------------   --------    ----------    ------------    ------------    ------------    ------------
Jean Madar..................   02/22/94      100,000        $10.00         $  12.00         $10.00         01/11/98
Jean Madar..................   11/01/94      100,000        $ 7.00         $  10.00         $ 7.00         01/11/98
Jean Madar..................   02/22/94       70,687        $10.00         $  11.36         $10.00         12/11/97
Jean Madar..................   11/01/94       70,687        $ 7.00         $  10.00         $ 7.00         12/11/97
Jean Madar..................   11/01/94       60,000        $ 7.00         $  8.958         $ 7.00         03/15/97
Philippe Benacin............   02/22/94      100,000        $10.00         $  12.00         $10.00         01/11/98
Philippe Benacin............   11/01/94      100,000        $ 7.00         $  10.00         $ 7.00         01/11/98
Philippe Benacin............   02/22/94       70,687        $10.00         $  11.36         $10.00         12/11/97
Philippe Benacin............   11/01/94       70,687        $ 7.00         $  10.00         $ 7.00         12/11/97
Philippe Benacin............   11/01/94       60,000        $ 7.00         $  8.958         $ 7.00         03/15/97
Russell Greenberg...........   06/29/92*       7,500        $6.667         $   8.00         $6.667         05/31/97
Russell Greenberg...........   02/22/94        1,500        $10.00         $  12.00         $10.00         04/28/98
Russell Greenberg...........   11/01/94        1,500        $ 7.00         $  10.00         $ 7.00         04/28/98
Russell Greenberg...........   02/22/94        7,500        $10.00         $  11.36         $10.00         12/11/97
Russell Greenberg...........   11/01/94        7,500        $ 7.00         $  10.00         $ 7.00         12/11/97
Russell Greenberg...........   02/22/94        5,000        $10.00         $  12.00         $10.00         10/12/98
Russell Greenberg...........   11/01/94        5,000        $ 7.00         $  10.00         $ 7.00         10/12/98
Bruce Elbilia...............   03/06/90**      6,000        $ 2.25         $ 4.4625         $ 2.25         12/18/90
Bruce Elbilia...............   02/22/94        1,500        $10.00         $  12.00         $10.00         04/28/98
Bruce Elbilia...............   11/01/94        1,500        $ 7.00         $  10.00         $ 7.00         04/28/98
Bruce Elbilia...............   02/22/94        7,500        $10.00         $  11.36         $10.00         12/11/97
Bruce Elbilia...............   11/01/94        7,500        $ 7.00         $  10.00         $ 7.00         12/11/97
Bruce Elbilia...............   02/22/94        5,000        $10.00         $  12.00         $10.00         10/12/98
Bruce Elbilia...............   11/01/94        5,000        $ 7.00         $  10.00         $ 7.00         10/12/98
Wayne Hamerling.............   03/06/90**      6,000        $ 2.25         $ 4.4625         $ 2.25         12/18/90
Wayne Hamerling.............   02/22/94        1,500        $10.00         $  12.00         $10.00         04/28/98
Wayne Hamerling.............   11/01/94        1,500        $ 7.00         $  10.00         $ 7.00         04/28/98
Wayne Hamerling.............   02/22/94        7,500        $10.00         $  11.36         $10.00         12/11/97
Wayne Hamerling.............   11/01/94        7,500        $ 7.00         $  10.00         $ 7.00         12/11/97
Wayne Hamerling.............   02/22/94        5,000        $10.00         $  12.00         $10.00         10/12/98
Wayne Hamerling.............   11/01/94        5,000        $ 7.00         $  10.00         $ 7.00         10/12/98

- ------------
 * The number of shares and the prices have been adjusted to reflect the 3:2 split effected in November 1993.
** The number of shares and the prices have been adjusted to reflect the 1:2.5 reverse split effected in August 1990 and the 3:2 split effected in November 1993.

     The Stock Option Committee of the Board of Directors ('Stock Option Committee'), reduced the exercise price for certain outstanding options held by executive officers in November 1994 to $7.00 per share, which had been previously reduced to $10.00 per share in February 1994. In addition, the Stock Option Committee reduced the exercise price of substantially all outstanding options held by nonmanagement employees to $10.00 in February 1994, and substantially all outstanding options issued prior to September 1994 to nonmanagement employees to $7.00 in October 1994. The Stock Committee acknowledged that the market price of the Corporation's Common Stock as quoted on The Nasdaq Stock Market, National Market System has declined substantially, thus negating the intended benefit of the options previously granted with higher exercise prices; and such committee believes that it is in the best interests of the Company to provide the intended incentive to management and employees of the Corporation by reducing the exercise price of certain existing options to the fair market value at such time.

  Employment Agreements

     As part of the acquisition by the Company of the controlling interest in Inter Parfums in 1991, the Company entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. Mr. Benacin is entitled to receive an annual salary is 600,000ff (approximately US$ 120,000) together with 5,000ff per month (approximately US$1,000) for lodging expenses, both of which are subject to increases in the discretion of the Board of Directors. In addition he is to receive a nonaccountable expense allowance of 1,200ff (approximately US$ 240) per week and reimbursement for all out-of-pocket expenses associated with the acquisition, operation and maintenance of an automobile. The agreement also provides for indemnification and a covenant not to compete for one (1) year after termination of employment.

  Compensation of Directors

     Mr. Caccamo receives $500 for each board meeting at which he participates.

     On January 14, 1994, the Board of Directors of the Company adopted, and on July 8, 1994 its stockholders approved, the 1994 Nonemployee Stock Option Plan (the '1994 Plan'). The purpose of the 1994 Plan is to assist the Company in attracting and retaining key directors who are responsible for continuing growth and success of the Company.

     The 1994 Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 25,000 shares of Common Stock, with initial grants of options to purchase 1,000 shares on such date to each of the Company's existing nonemployee directors, Saul Resnik and Francois

Heilbronn, and 4,000 shares to nonemployee director, Joseph A. Caccamo, all at the exercise price of $10.50 per share, the fair market value on the date of grant. In addition, options to purchase like amounts of shares are to be granted on each February 1st thereafter to such nonemployee directors for as long as each is a nonemployee director; and options to purchase 1,000 shares are to be granted to persons who become nonemployee directors after February 1, 1994, if any, at the time they become nonemployee directors. The exercise price of the options to be granted is to be equal to the fair market value of the Company's Common Stock on the date of grant, and the term of each option shall be for a five (5) year period, subject to earlier termination as set forth in the 1994 Plan.

     On November 14, 1994, the Board of Directors of the Company noted the price decline in the Corporations's common stock and determined that in lieu of a reduction in the exercise price of options previously granted under the 1994 Nonemployee Director Stock Option Plan, the Board would adopt an additional plan for nonemployee directors, and grant them additional options. In order to implement such new grant, the Board adopted a new supplemental stock option plan which would provide nonqualified stock options for nonemployee directors to purchase an aggregate of 10,000 shares of Common Stock (the '1994 Nonemployee Director Supplemental Option Plan'), with a one time grant of options to purchase shares of the Corporation's Common Stock as follows: 1,000 shares to Francois Heilbronn, 4,000 shares to Saul Resnik and 5,000 shares to Joseph A. Caccamo, all exercisable at $7.75 per share, the fair market value as of date of grant, for a five (5) year period.

     On February 1, 1995, in accordance with the terms of the 1994 Plan, options to purchase 1,000 shares were granted on such date to Francois Heilbronn, and 4,000 shares to nonemployee director, Joseph A. Caccamo, all at the exercise price of $7.6875 per share, the fair market value on the date of grant. An option was not granted to Mr. Saul Resnik on February 1, 1995 as he passed away on November 16, 1994.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors established the Executive Compensation Committee of the Board of Directors (the 'Compensation Committee') in July 1993 to oversee all issues of executive compensation, except for the administration of the Company's stock option plans, which are administered by the stock option committee of the Board of Directors.

     In Fiscal 1994, the executive compensation committee held three (3) meetings. In addition, individual committee members did discuss compensation of the Company's executive officers with both the Chief Executive Officer and the Chief Financial Officer. The following persons (together with their corporate officer titles as they existed during Fiscal 1994) participated in discussions concerning executive compensation during Fiscal 1994, with generally the Chairman of the Board taking the initiative and recommending executive compensation levels: Jean Madar, the Chairman of the Board of Directors, Philippe Benacin, Chief Executive Officer, President, President of Inter Parfums, S.A., a subsidiary of the Company, Saul Resnik (deceased), then a director, Joseph A. Caccamo, a director and principal of counsel to the Company, and Russell Greenberg, an Executive Vice President and the Company's Chief Financial Officer (and presently a Director).

                        REPORT ON EXECUTIVE COMPENSATION

  General

     The Securities and Exchange Commission ('Commission') has adopted rules which require most public companies to provide detailed information regarding compensation and benefits provided to their chief executive officer and to each of the four (4) most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000. The executive officers of the Company covered by the rules for Fiscal 1994 are: Philippe Benacin, the Chief Executive Officer, Jean Madar, Bruce Elbilia, Wayne C. Hamerling and Russell Greenberg.

     Executive compensation packages generally include a base salary, annual incentives tied to individual performance and long term incentives tied to the performance of the Company. In addition, the Company provides a comprehensive medical insurance plan.

     Generally, executive officers have their compensation reviewed annually.

  Base Salary

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, including those subject to contractual adjustments, and adjustments are determined by evaluating the performance of the Company and of each executive officer, as well as whether nature of the responsibilities of the executive has changed.

     As of January 1, 1994, Mr. Benacin, the Chief Executive of the Company and the President of Inter Parfums Holding S.A., the Company's direct French subsidiary, and President of Inter Parfums, S.A., the Company's indirect, operating French subsidiary, became President of the Company. The base compensation paid to Mr. Benacin in French francs in accordance with the terms of his employment agreement executed in November 1991, had remained constant, but when converted to United States dollars decreased as the result of fluctuations in currency exchange rates. As of January 1, 1994 when Mr. Benacin became President of the Company, Mr. Madar became the Director General of Inter Parfums.

     In Fiscal 1994 the base salary of Jean Madar was $133,250, which was paid from Inter Parfums, the Company's operating French subsidiary. Previously, the Chief Executive of the Company based in New York City, Mr. Madar is the Managing Director of Inter Parfums based in Paris. Mr. Madar reduced his base salary from $230,800 in fiscal 1993 primarily because he was going to spend substantially more time in Paris than in New York, and his financial needs in Paris would be substantially less than that in New York City. In addition, Mr. Madar was deemed to have received approximately $905,000 in income attributable to the difference in the fair market value of common stock of the Company over the purchase price as the result of the exercise of stock options. Based upon the aforementioned reasons, Mr. Madar voluntarily agreed to reduce his remuneration and had communicated such to the Compensation Committee.

     In fiscal 1994, Mr. Elbilia, the executive in charge of marketing, received a base salary of $158,500, an increase of $20,500 or 14.5% from that in fiscal 1993 In fiscal 1994, Mr. Hamerling, the executive in charge of sales, received a base salary of $155,949, an increase of $15,310 or 10.9% from that in Fiscal 1993. In Fiscal 1994, Mr. Greenberg, the chief financial officer of the Company, received a base salary of $153,500, an increase of $27,206 or 21.8% from that in Fiscal 1993. The substantial increase in base salary to Mr. Greenberg reflects two (2) factors--the extreme satisfaction with his performance and his absence of any meaningful annual incentive tied to sales, as have Messrs. Elbilia and Hamerling. The Chief Executive Officer determined the compensation paid to such executives was fair in the view of their responsibilities, length of service to the Company, performance and compensation levels to peers, as to which the Compensation Committee concurs.

  Annual Incentives

     Messrs. Elbilia and Hamerling have their annual incentives tied to sales, which is directly related to the efficacy and productivity of their areas of responsibility, marketing and sales, respectively. The predicates for the determination and payment of selling commissions to Messrs. Elbilia and Hamerling were determined in accordance with internal sales and budget projections. Messrs. Elbilia and Hamerling received, in Fiscal 1994, $31,124 and $62,749, respectively, in sales commissions.

  Long Term Incentives

     The long term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, and terminate on or shortly after severance of the relationship between the

Company and the executive. Unless the market price of the Company's Common Stock increases, corporate executives have will no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increased overall Company performance. Enhanced executive incentives which result in increased corporate performance tend to build company loyalty.

     In November 1994, the Stock Option Committee, which consisted of Saul Resnik until his death and Francois Heilbronn, who were also members of the Compensation Committee, reduced the exercise price for certain outstanding options held by executive officers $7.00 per share, which had been previously reduced to $10.00 per share in February 1994. In addition, the Stock Option Committee reduced the exercise price of substantially all outstanding options held by nonmanagement employees to $10.00 in February 1994, and substantially all outstanding options issued prior to September 1994 to nonmanagement employees to $7.00 in October 1994. The Stock Committee acknowledged that the market price of the Corporation's Common Stock as quoted on The Nasdaq Stock Market, National Market System has declined substantially, thus negating the intended benefit of the options previously granted with higher exercise prices; and such committee believes that it is in the best interests of the Company to provide the intended incentive to management and employees of the Corporation by reducing the exercise price of certain existing options to the fair market value at such time. The Compensation Committee considers the reduction in the exercise price of outstanding options to executive officers in view of the decline in the market price of the Company's Common Stock as necessary to insure Company loyalty and an enhanced incentive to the executive officers.

     In Fiscal 1994, each of Messrs. Madar and Benacin were awarded options to purchase 100,000 shares of Common Stock at the fair market value at the time of grant. The aggregate 'potential unrealized value' of such options, calculated in accordance with the rules of the Commission (see the chart entitled 'Options Grants in Last Fiscal Year,' supra) is approximately $193,000 to $427,000. Such potential rewards are a powerful incentive for increased individual performance, and ultimately increased Company performance. In view of the continued increase in profitability of the Company in Fiscal 1994, which coupled with the fact that the two (2) persons most responsible for such success are Messrs. Madar and Benacin, the Compensation Committee believes such incentives to be fair to both Messrs. Madar and Benacin and to the Company's stockholders.

     In Fiscal 1994 each of Messrs. Elbilia, Hamerling and Greenberg were awarded options to purchase 4,000 shares of Common Stock at the fair market value at the time of grant. The number of shares for which options were granted was recommend by the Chairman of the Board. Thus, a portion of their compensation was contingent on the success of the Company, and in view of the performance of the Company as a whole in Fiscal 1994, the Compensation Committee believes such incentives are fair to both the executives and to the Company's stockholders.

  Conclusion

     The Compensation Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of the Company's executives on the attainment of a high rate of growth and profitability for the Company, which management believes will result in a substantial increase in value to the Company's stockholders.

                                                              Francois Heilbronn
                                                               Joseph A. Caccamo

                               PERFORMANCE GRAPH

     The following graph compares the performance for the periods indicated in the graph of the Company's Common Stock with the performance of the Nasdaq Market Index and the average performance of a group of the Company's peer corporations consisting of: Alberto-Culver (both Class A and Class B shares), Alfin, Inc., Aloette Cosmetics Inc., American Safety Razor Co., Avon Products Inc., Beauticontrol Cosmetics, CCA Industries, Inc., Chromatic Color Science,

Del Laboratories Inc., Dep CP Class A shares, Dep CP Class B shares, the Company, Erox Corp., Gillette Co., Guest Supply Inc., Helene Curtis Inc., Lee Pharmaceuticals, Maybelline Inc., Mem Co., Nutramax Products Inc., Parlux Fragrances Inc., Saint Ives Labs Inc., Stephan Co. and Tristar CP. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

                                    [CHART]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                              FISCAL YEAR ENDING
- -------------------------------------------------------------------------------
COMPANY                        1989    1990     1991     1992     1993     1994
- -------                        ----    ----     ----     ----     ----     ----
Jean Philippe Frangrances       100   154.67   442.66   799.59   791.59   479.75
Industry Index                  100   108.80   188.30   199.79   200.88   248.95
Broad Market                    100    81.12   104.14   105.16   126.14   132.44

CERTAIN TRANSACTIONS

  Transactions with French Subsidiaries

     On July 13, 1994, the Company, through its indirect French subsidiary, Inter Parfums, S.A. ('Inter Parfums'), acquired the outstanding capital stock of Parfums Jean Desprez, and its wholly-owned subsidiary, Jean Desprez, S.A. The aggregate purchase price paid to the sellers, including payment of a finders fee of $275,000, was approximately $3.6 million.

     The consideration for the acquisition came from the general working capital of the Company. The amount of the consideration was determined in an arms' length negotiation among the parties, and the Company based its determination of the amount of the consideration primarily upon the sales generated by the brands bearing the acquired trademarks, as well as potential future sales and synergy with existing operations.

     The acquisition was funded by Jean Philippe Fragrances, Inc., the parent company ('Jean Philippe'), and is being carried as an advance to its direct French subsidiary, Inter Parfums Holding ('IP Holding'), and is due and payable on July 12, 1999, together with interest at seven percent (7%) per annum on the unpaid principal balance, payable quarterly in arrears, to the date of payment of the principal balance. IP Holding has in turn advanced such funds to Inter Parfums, which are repayable to IP Holding in ten (10) years together with interest at seven percent (7%) per annum. In addition, subject to compliance with applicable French regulatory requirements, the advance is convertible at the option of IP Holding into additional shares of common stock of Inter Parfums at the rate of 86 French francs per share.

     A finders fee of 1.5 million French francs (approximately U.S.$275,000) was paid to E.A.A., Inc. ('EAA'), of which Mr. Saul Resnik, formerly a director of the Company who died in November 1994, was an executive officer. In addition, Mr. Saul Resnik was a former executive officer of various companies affiliated with Jean Desprez. Mr. Jaime Resnik, the son of Saul Resnik, is an executive vice president of the Company. Other than in connection with the transaction described above, there are no material relationships among the sellers and their affiliates, associates, officers and directors, and the Company and any of its affiliates, associates, officers and directors.

     On February 28, 1994 Inter Parfums acquired the world-wide family of trademarks for Parfums Molyneux and Parfums Weil from Cosmetiques et Parfums de France-I.D., S.A. and its parent corporation, Cosmetiques et Parfums de France, S.A., both French corporations. The aggregate purchase price paid to the sellers and an affiliate of the sellers, Sodipe S.A., a Luxembourg corporation, including amounts for a noncompetition agreement and finder's fees, was approximately $3.15 million in cash and the issuance of 200,000 shares of Jean Philippe common stock, valued at approximately $2,200,000. In addition, the Company paid approximately $415,000 in transfer taxes to French regulatory authorities.

     The acquisition was funded by Jean Philippe, and is being carried as an advance to its direct French subsidiary, IP Holdings. The advance is repayable in one five (5) year balloon payment, and interest is payable quarterly in arrears, at seven (7%) percent per annum. IP Holdings has in turn advanced such funds to Inter Parfums, which are repayable to IP Holding in ten (10) years together with interest at seven percent (7%) per annum. In addition, subject to compliance with applicable French regulatory requirements, the advance is convertible at the option of IP Holding into additional shares of common stock of Inter Parfums at the rate of 80 French francs per share.

     During 1994, in connection with the issuance of long-term convertible debt from Inter Parfums to IP Holdings, Inter Parfum issued a pro rata share of such long-term debt to its minority security holders on the same terms and conditions.

     In connection with the acquisitions by Inter Parfums of the world-wide rights under the Burberrys License Agreement and the Brosseau License Agreement, Jean Philippe guaranteed the obligations of Inter Parfums under the Burberrys License Agreement and the distribution agreement for Ombre Rose fragrances.

  Miscellaneous

     During Fiscal 1994 Inter Parfums granted stock options to acquire an aggregate of 30,000 shares of common stock of Inter Parfums over a five (5) year period to various employees to acquire 13,000 shares, and options were granted to Jean Madar, Philippe Benacin and Russell Greenberg to acquire 8,000, 8,000 and 1,000 shares, respectively, at the exercise price of 72 French francs per share.

     Joseph A. Caccamo, a director of the Company, is the principal of Joseph A. Caccamo Attorney at Law, P.C., counsel to the Company. Mr. Caccamo's firm was paid $82,881 in legal fees and for reimbursement of disbursements incurred on behalf of the Company during Fiscal 1994; his firm receives a monthly retainer of $6,500 together with reimbursement for expenses. In addition, his firm is of counsel to the law firm of Robson & Miller, which received an aggregate of fees and disbursements of $7,842 during Fiscal 1994.

     During Fiscal 1994, Mr. Caccamo was granted options to purchase 4,000 shares and 5,000 shares of Common Stock at $10.50 and $7.75 per share, respectively. On February 1, 1995, in accordance with the terms of the 1994 Plan, Mr. Caccamo was granted an option to purchase 4,000 shares at $7.6875 per share. The term of each of the foregoing options is five (5) years, and the exercise price of each such option was at the fair market value at the time of grant. In addition, Mr. Caccamo receives $500 for each board meeting at which he participates.

                                PROPOSAL NO. 2:
                        PROPOSAL TO ADOPT THE COMPANY'S
            1994 NONEMPLOYEE DIRECTOR SUPPLEMENTAL STOCK OPTION PLAN

GENERAL

     On November 14, 1994, the Board of Directors of the Company adopted, subject to the approval of its stockholders, the 1994 Nonemployee Director Supplemental Stock Option Plan (the '1994 Director Supplemental Plan'), a copy of which is included as Exhibit A to this Proxy Statement.

     The Board of Directors of the Company noted the price decline in the Company's common stock and determined that in lieu of a reduction in the exercise price of options previously granted under the 1994 Nonemployee Director Stock Option Plan, the Board would adopt an additional plan for nonemployee directors ('Nonemployee Directors'), and grant them additional options. In order to implement such new grant, the Board adopted a new supplemental stock option plan which would provide nonqualified stock options for nonemployee directors to purchase an aggregate of 10,000 shares of Common Stock, with a one time grant of options to purchase shares of the Corporation's Common Stock as follows: 1,000 shares to Francois Heilbronn, 4,000 shares, to Saul Resnik and 5,000 shares to Joseph A. Caccamo, all exercisable at $7.75 per share, the fair market value as of the date of grant, for a five (5) year period.

     If the 1994 Director Supplemental Plan is not approved by the stockholders of the Company at the Annual Meeting, it and all options granted thereunder prior thereto will terminate. Accordingly, the Board of Directors unanimously recommends that stockholders approve the 1994 Director Supplemental Plan.

SHARES SUBJECT TO THE 1994 DIRECTOR SUPPLEMENTAL PLAN

     The 1994 Director Supplemental Plan provides for the one time grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 10,000 shares of the Company's Common Stock (the 'Common Stock'). Shares underlying options previously granted that expire or are cancelled unexercised, will not again be available for grant under the 1994 Director Supplemental Plan.

ADMINISTRATION


     The 1994 Director Supplemental Plan is to be self-executing, inasmuch as all options available for grant under the 1994 Director Supplemental Plan were granted on November 14, 1994. However, to the extent permitted therein, the 1994 Director Supplemental Plan will be administered by a committee of two (2) or more Nonemployee Directors (the 'Committee') of the Board of Directors of the Corporation (the 'Board') appointed by the Board. The Committee will, subject to the express provisions of the 1994 Director Supplemental Plan, have the power to interpret the 1994 Director Supplemental Plan; correct any defect, supply any omission or reconcile any inconsistency in the 1994 Director Supplemental Plan; prescribe, amend and rescind rules and regulations relating to the 1994 Director Supplemental Plan; and make all other determinations necessary or advisable for the administration of the 1994 Director Supplemental Plan.

OPTION GRANTS AND OUTSTANDING OPTIONS

     On November 14, 1994, options were granted for all of the 10,000 shares of common stock that may be issued under the 1994 Director Supplemental Plan as follows: 1,000 shares to Francois Heilbronn, 4,000 shares, to Saul Resnik and 5,000 shares to Joseph A. Caccamo, all exercisable at $7.75 per share for a five
(5) year period. As Mr. Resnik passed away on November 16, 1994, his option may be exercised by his legal representative for a period of one (1) year from the date of his death, or November 15, 1995. Such options are not exercisable unless and until the 1994 Director Supplemental Plan is ratified by the stockholders. If the 1994 Director Supplemental Plan is not so ratified, then those options will be cancelled.

TERMS AND CONDITIONS OF OPTIONS

     The term of each option to be granted under the 1994 Director Supplemental Plan will have a term of five (5) years, except that such terms may be for a shorter period in certain instances.

     If a Nonemployee Director to whom an option has been granted under the 1994 Director Supplemental Plan ceases to serve on the Board, otherwise than by reason of death or disability, then such option may be exercised (to the extent that the Nonemployee Director was entitled to do so at the time of cessation of service) at any time within three (3) months after such cessation of service, but in no event after the original expiration date.

     If a Nonemployee Director to whom an option has been granted under the 1994 Director Supplemental Plan ceases to serve on the Board by reason of disability, the then remaining unexercised portion of the option may be exercised in whole or in part by the Nonemployee Director at any time within one (1) year after such disability, but in no event after the original expiration date.

     If a Nonemployee Director to whom an option has been granted under the 1994 Director Supplemental Plan dies while he is serving on the Board or within three
(3) months after ceasing to serve as a member of the Board, then such option may be exercised by the legatee or legatees of such option under the Nonemployee Director's last will, or by his personal representatives or distributee, at any time within one (1) year after his death, but in no event after the date on which, except for such death, the option would otherwise expire.


OPTION CONTRACTS

     Each option is evidenced by a written contract between the Company and the Nonemployee Director receiving the grant, and provides that the exercise price was $7.75 per share, equal to one hundred percent (100%) of the fair market value of the Common Stock on the date the options were granted.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

     Appropriate adjustments shall be made in the number and kind of shares available under the 1994 Director Supplemental Plan, in the number and kind of shares subject to each outstanding option and in the exercise prices thereof in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

DURATION AND AMENDMENT OF THE 1994 DIRECTOR SUPPLEMENTAL PLAN

     As options to purchase all shares issuable under the 1994 Director Supplemental Plan were granted on November 14, 1994, no other options may be granted thereunder.

     The Committee may amend, suspend or terminate the 1994 Director Supplemental Plan or any portion thereof at any time but may not, without the approval of the Company's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which (a) makes any change in the class of eligible participants; (b) increases the total number of shares of Common Stock for which options may be granted under the 1994 Director Supplemental Plan except in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like; (c) extend the term of the 1994 Director Supplemental Plan or the maximum option period provided under the 1994 Director Supplemental Plan; (d) decreases the option price; or (e) materially increases the benefits accruing to participants under the 1994 Director Supplemental Plan. Except as to comply with changes in the Internal Revenue Code, Employee Retirement Income Security Act or the rules thereunder, the 1994 Director Supplemental Plan cannot be amended more than once every six (6) months.

FEDERAL INCOME TAX TREATMENT

     The following is a general summary of the federal income tax consequences under current tax law of nonqualified stock options. It does not purport to cover all of the special rules, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of a nonqualified stock option.

     Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company is generally entitled to a deduction for such amount of the date of exercise so long as the Company properly withholds income taxes thereon. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss. Net capital gains (net long term less net short term gains) are taxed at the 28% marginal rate, whereas ordinary income can be taxed at 36% and 39.6% marginal rates.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the passage of this proposal. If the 1994 Director Supplemental Plan is not approved by the stockholders at the Annual Meeting, it, and any options granted thereunder prior to the Annual Meeting will terminate.

                                PROPOSAL NO. 3:
                          RATIFICATION OF SELECTION OF
              RICHARD A. EISNER & COMPANY AS INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Richard A. Eisner & Company, independent certified public accountants, to audit the accounts for the Company the for fiscal year ending December 31, 1995 ('Fiscal 1995'). The firm of Richard A. Eisner & Company has audited the Company's financial statements since 1991. The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Richard A. Eisner & Company to be well qualified for the function of serving as the Company's auditors. The Delaware General Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Richard A. Eisner & Company with the Company's financial and other affairs due to its previous service as auditors for the Company.

     A representative of Richard A. Eisner & Company is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

     Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Richard A. Eisner & Company as the Company's independent certified public accountants for Fiscal 1995.

                            STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of stockholders must be received in writing, by the President of the

Company at its offices by February 22, 1996, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

                                              By Order of the Board of Directors

                                                              Joseph A. Caccamo,
                                                                       Secretary

                                                                       EXHIBIT A

                         JEAN PHILIPPE FRAGRANCES, INC.
                           1994 NONEMPLOYEE DIRECTOR
                         SUPPLEMENTAL STOCK OPTION PLAN

     1. Purpose of the Plan. The purpose of this 1994 Nonemployee Director Supplemental Stock Option Plan (the 'Plan') of Jean Philippe Fragrances, Inc., a Delaware corporation (the 'Corporation'), is to make available shares of the Common Stock, par value $.001 per share, of the Corporation (the 'Common Stock') for purchase by nonemployee directors (the 'Nonemployee Directors') of the Corporation and thus to attract and retain the services of experienced and knowledgeable Nonemployee Directors for the benefit of the Corporation and its shareholders and to provide additional incentive for such Nonemployee Directors to continue to work for the best interests of the Corporation and its shareholders through continuing ownership of its Common Stock. Notwithstanding the efforts of management, there has been a substantial decline in the price of the Common Stock as reported by The Nasdaq Stock Market, and in accordance with the terms of the existing 1994 Nonemployee Director Stock Option Plan, options to purchase shares of Common Stock have previously been granted with an exercise price substantially above the current market price. Therefore, the Board of Directors has determined to make an additional one time grant of options to Nonemployee Directors to purchase additional shares of Common Stock to offset the effect of such price decline and to restore the intended incentive.

     2. Stock Subject to the Plan. Subject to the provisions of Article 10, the total number of shares of Common Stock which may be subject to options under the Plan shall not exceed 10,000, whether authorized but unissued shares, or shares which shall have been purchased or acquired by the Corporation for this or any other purpose. Such shares are from time to time to be allotted for option and sale to Nonemployee Directors in accordance with the Plan. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall not again be available for the purposes of the Plan.

     3. Administration of the Plan. The Plan shall be self-executing. However, to the extent permitted herein, the Plan shall be administered by a committee of two (2) or more Nonemployee Directors (the 'Committee') of the Board of Directors of the Corporation (the 'Board') appointed by the Board. The Committee shall, subject to the express provisions of the Plan, have the power to interpret the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee on the matters referred to in this Article 3 shall be conclusive.

     4. Eligibility; Grants.  Each of Saul Resnik, Francois Heilbronn and Joseph
A. Caccamo, who were all Nonemployee Directors on November 14, 1994 and who have served in such capacity for not less than one (1) year prior thereto, shall, effective as of such date, be granted an option to purchase shares of Common Stock, as follows: Saul Resnik-4,000 shares, Francois Heilbronn-1,000 shares and Joseph A. Caccamo-5,000 shares.

     5. Option Price; Fair Market Value. The price at which shares of the Common Stock may be purchased pursuant to options granted under the Plan shall be $7.75, equal to one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

     6. Term of Each Option. The term of each option shall be five (5) years or such shorter period as is prescribed in Article 9 hereof.

     7. Exercise of Options.

     (a) Subject to the provisions of Articles 9 and 14, options granted hereunder shall be exercisable immediately; provided, that options shall not be exercisable at any time in an amount less than 100 shares (or the remaining shares then covered by and purchasable under the option if less than 100 shares), or for a fraction of a share.

     (b) The purchase price of the shares as to which an option shall be exercised shall be paid in full at the time of exercise in cash, by certified check or wire transfer of funds through the Federal Reserve System.

     8. Non-Transferability of Options. No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act and the rules thereunder, and an option may be exercised, during the lifetime of the holder thereof, only by him.

     9. Termination of Services on the Board of Directors.

     (a) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board, otherwise than by reason of death or disability (as that term is defined in paragraph (d) of this Article 9), then such option may be exercised (to the extent that the Nonemployee Director was entitled to do so at the time of cessation of service) at any time within three
(3) months after such cessation of service but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire.

     (b) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board by reason of disability, then the remaining unexercised portion of the option may be exercised in whole or in part by the Nonemployee Director (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of disability) at any time within one (1) year after such disability but not thereafter, and in no event after the date on which, except for such disability, the option would otherwise expire.

     (c) If a Nonemployee Director to whom an option has been granted under the Plan shall die (i) while he is serving on the Board, or (ii) within three (3) months after cessation of service on the Board, then such option may be exercised by the legatee or legatees of such option under the Nonemployee Director's last will, or by his personal representatives or distributee, at any time within one (1) year after his death, but in no event after the date on which, except for such death, the option would otherwise expire.

     (d) For the purpose of this Article 9, 'disability' shall mean permanent mental or physical disability as determined by the Committee.

     10. Adjustment of and Changes in Common Stock.

     (a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of Shares or securities of the Corporation through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, an appropriate and proportionate adjustment shall be made in the number and kind of securities receivable upon the exercise of an option, without change in the total price applicable to the unexercised portion of this option but with a corresponding adjustment in the price for each unit of any security covered by such option.

     (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of substantially all of the assets of the Corporation, the Committee shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the successor entity of the options theretofore granted or the substitution by such entity for such options of new options covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of such option agreements by such successor entity in which such options shall remain in full force and effect under the terms so provided.

     (c) Any adjustments under this Article 10 shall be made by the Committee, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     11. Compliance with Securities Laws. As a condition to the exercise of any option, either (a) a Registration Statement under the Securities Act of 1933, as amended, or any succeeding act (collectively, the 'Act'), with respect to its underlying shares shall be effective at the time of exercise of the option or
(b) in the opinion of counsel to the Corporation, there shall be an exemption from registration under the Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Corporation to register shares subject to the Plan or any option under the Act. Each opinion shall be subject to the further requirement that if, in the opinion of counsel to the Corporation, the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, National Securities Association or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise of such option or the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions requiring the Corporation to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction wherein it has not already done so and free of any other conditions not customarily imposed by a securities exchange, law or governmental regulatory body in connection with such listing, qualification, consent or approval.

     12. Amendment and Termination. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time but may not, without the approval of the Corporation's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which (a) makes any change in the class of eligible participants as determined in accordance with Article 4 hereof; (b) increases the total number of shares of Common Stock for which options may be granted under the Plan except as provided in Article 10 hereof; (c) extends the term of the Plan or the maximum option period provided under the Plan; (d) decreases the option price provided in Article 5 hereof; or (e) materially increases the benefits accruing to participants under the Plan. Notwithstanding anything to the contrary contained herein, the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, Employee Retirement Income Security Act or the rules thereunder.

     13. Duties of the Corporation. The Corporation shall, at all times during the term of each option, reserve and keep available for issuance or delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements of all options at the time outstanding, shall pay all original issue taxes with respect to the issuance or delivery of shares pursuant to the exercise of such options and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

     14. Term; Effective Period. The Plan shall become effective on November 14, 1994, the date of its adoption by the Board of Directors, subject to

     (a) approval by the holders of a majority of shares of the Corporation's capital stock outstanding and entitled to vote thereon at the next meeting of its shareholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options granted hereunder may be exercised prior to such approval, provided that, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval; and

     (b) notification of the adoption of the Plan to the Nasdaq Stock Market by the filing of the appropriate documents, forms and exhibits, and no options granted hereunder may be exercised prior to fifteen (15) days after such filing, provided that, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such filing.

     (c) No options may be granted under the Plan after November 14, 1994. Options outstanding on such date shall, however, in all respects continue subject to the Plan.

                         JEAN PHILIPPE FRAGRANCES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jean Madar and Philippe Benacin as proxies (the 'Proxies'), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Jean Philippe Fragrances, Inc. (the 'Company') held of record by the undersigned on June 21, 1995 at the Annual Meeting of stockholders to be held at 551 Fifth Avenue, New York, New York 10176, on Friday, July 21, 1995 at 10:00 A.M. New York City Time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

PLEASE MARK BOXES / / IN BLUE OR BLACK INK.

1. Election of five (5) directors: Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn and Joseph A. Caccamo
   (MARK ONLY ONE OF THE TWO BOXES FOR THIS ITEM)

           / / VOTE FOR all nominees named above                  (OR)              / / VOTE WITHHELD as to all nominees named
               except those who may be named on this                                    above.
               line:

           -----------------------------------------

2. Proposal to adopt the Company's 1994 Nonemployee Director Supplemental Stock Option Plan:

                     FOR / /    AGAINST / /    ABSTAIN / /

3. Proposal to ratify appointment of Richard A. Eisner & Company as the Company's independent certified public accountants:

                     FOR / /    AGAINST / /    ABSTAIN / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted 'FOR' Proposals 1, 2 and 3.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                              Dated: _____________________, 1995

                                              X ________________________________
                                                          Signature

                                              X ________________________________
                                                        Print Name(s)


                                              X ________________________________
                                                  Signature, if held jointly

                                              PLEASE SIGN EXACTLY AS NAME
                                              APPEARS HEREON. WHEN SHARES ARE
                                              HELD BY JOINT TENANTS, BOTH SHOULD
                                              SIGN. WHEN SIGNING AS ATTORNEY OR
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE
                                              OR GUARDIAN, PLEASE GIVE FULL
                                              TITLE AS SUCH. IF A CORPORATION,
                                              PLEASE SIGN IN FULL CORPORATE NAME
                                              BY PRESIDENT OR OTHER AUTHORIZED
                                              OFFICER. IF A PARTNERSHIP, PLEASE
                                              SIGN IN PARTNERSHIP NAME BY
                                              AUTHORIZED PERSON.